Exhibit 99

Execution Version

Published Deal CUSIP: 77432KAQ4

Published Revolver CUSIP: 77432KAR2

$1,500,000,000

FIVE-YEAR CREDIT AGREEMENT

dated as of June 29, 2022

among

ROCKWELL AUTOMATION, INC.

THE BANKS FROM TIME TO TIME PARTY HERETO

BANK OF AMERICA, N.A.,

as Administrative Agent,

GOLDMAN SACHS BANK USA

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agents

and

BANK OF CHINA, CHICAGO BRANCH, THE BANK OF NEW YORK MELLON, BMO HARRIS BANK N.A., CITIBANK, N.A., DEUTSCHE BANK SECURITIES INC., PNC BANK, NATIONAL ASSOCIATION, THE TORONTO-DOMINION BANK, NEW YORK BRANCH, U.S. BANK NATIONAL ASSOCIATION, HSBC BANK USA, NATIONAL ASSOCIATION and MORGAN STANLEY SENIOR FUNDING, INC.

as Documentation Agents

BOFA SECURITIES, INC.,

GOLDMAN SACHS BANK USA

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

Schedules

Pricing Schedule

Commitment Schedule

Exhibits

Exhibit A	–	Form of Assignment and Assumption Agreement
Exhibit B	–	Form of Designation Agreement
Exhibit C	–	Form of Extension Agreement
Exhibit D	–	Form of Notice of Loan Prepayment

FIVE-YEAR CREDIT AGREEMENT

FIVE-YEAR CREDIT AGREEMENT dated as of June 29, 2022 among ROCKWELL AUTOMATION, INC., the BANKS from time to time party hereto and BANK OF AMERICA, N.A., as Administrative Agent.

The Company has requested that the Banks provide a revolving credit facility, and the Banks are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

“Act” has the meaning set forth in Section 9.13.

“Additional Bank” has the meaning set forth in Section 2.17(b).

“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

“Administrative Agent’s Office” has the meaning set forth in Section 9.01(a).

“Administrative Questionnaire” means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Company) duly completed by such Bank.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent, the Sustainability Coordinator, each Syndication Agent and each Documentation Agent.

“Agreement” means this Five-Year Credit Agreement, as the same may at any time be amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms hereof.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Approved Fund” means any Fund that is administered or managed by (i) a Bank, (ii) an affiliate of a Bank or (iii) an entity or an affiliate of an entity that administers or manages a Bank.

“Arrangers” means BofA Securities, Inc., Goldman Sachs Bank USA and Wells Fargo Securities, LLC, in each case in its capacity as a joint lead arranger and joint bookrunner hereunder.

“Assignee” has the meaning set forth in Section 9.06(c).

“Assignment and Assumption Agreement” has the meaning set forth in Section 9.06(c).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” means each bank or other institution listed in the Commitment Schedule, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate in effect on such day plus 1/2 of 1%, (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (iii) Term SOFR (as determined pursuant to clause (b) of the definition thereof) plus 1.00% (provided if the Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement). The “prime rate” is the rate of interest publicly announced by Bank of America, N.A. from time to time as its “prime rate” and is set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 8.01 hereof, then the Base Rate shall be determined without reference to clause (iii) above.

“Base Rate Loan” means a Loan that bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or Article 8.

“Base Rate Margin” means a rate per annum determined in accordance with the Pricing Schedule.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or California are authorized by law to close.

“Borrowing” has the meaning set forth in Section 1.03.

“Change in Law” means (a) the adoption or taking effect of any law, rule, regulation or treaty after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority in each case after the date of this Agreement or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in the implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“CME” means CME Group Benchmark Administration Limited.

“Commission” means the Securities and Exchange Commission, or any successor to its duties under the Securities Exchange Act of 1934.

“Commitment” means (i) with respect to each Bank, the amount set forth opposite the name of such Bank on the Commitment Schedule, (ii) with respect to each Additional Bank which becomes a Bank pursuant to Section 2.17, the amount of the Commitment thereby assumed by it and (iii) with respect to any Assignee, the amount of the transferor Bank’s Commitment assigned to such Assignee pursuant to Section 9.06(c), in each case as such amount may be reduced from time to time pursuant to Section 2.09, increased pursuant to Section 2.17 or changed as a result of an assignment pursuant to Section 9.06(c).

“Commitment Increase” has the meaning set forth in Section 2.17(a).

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Company” means Rockwell Automation, Inc., a Delaware corporation, and its successors.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR (but not including any changes to the definition of “SOFR Adjustment”) or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent (in consultation with the Company), to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines (in consultation with the Company) is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus, (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) non-cash mark-to-market losses on equity investments or pensions, (v) any extraordinary non-cash charges for such period, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, the sum of (i) non-cash mark-to-market gains on equity investments or pensions and (ii) any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP.

“Consolidated Funded Debt” means, at any date, the Funded Debt of the Company and its Restricted Subsidiaries, as consolidated and determined as of such date in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the consolidated total interest expense of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income or net loss of the Company and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded, without duplication, the income or loss of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries, or the date that such Person’s assets are acquired by the Company or any Subsidiary.

“Consolidated Net Tangible Assets” means the total amount of the Company’s and its Consolidated Subsidiaries’ consolidated assets (less applicable reserves and other properly deductible items) after deducting: (i) all current liabilities, excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor on the liabilities to a time more than 12 months after the time as of which the amount of current liabilities is being computed and (ii) all goodwill, trade names, trademarks, patents and other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries and computed in accordance with GAAP.

“Consolidated Subsidiary” means, as to any Person, at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Daily Simple SOFR” means, with respect to any applicable determination date, the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debt” of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person’s Debt Guaranteed thereby).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Bank” means any Bank, as reasonably determined by the Administrative Agent after notice to the Company and such Bank, that has (a) failed to (i) comply with its obligation to fund all or any portion of its Loans as required hereunder within two Business Days of the date such Loans were required to be funded hereunder unless such Bank notifies the Administrative Agent and the Company in writing that such Bank’s failure to fund such Loan is based on such Bank’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay any other Bank any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) notified the Company or the Administrative Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to that effect (unless such writing or public statement relates to such Bank’s obligation to fund a Loan hereunder and states that such position is based on such Bank’s determination that a condition precedent to funding (which condition precedent, together any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with the prospective funding obligations hereunder; provided that any such Bank shall cease to be a Defaulting Bank under this clause (c) upon receipt of such written confirmation by the Administrative Agent, (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of any Equity Interest in that Bank or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank. Any determination by the Administrative Agent that a Bank is a Defaulting Bank under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Bank shall be deemed to be a Defaulting Bank as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company and each other Bank promptly following such determination.

“Designated Bank” means, with respect to any Designating Bank, an Eligible Designee designated by it pursuant to Section 9.07(a) as a Designated Bank for purposes of this Agreement.

“Designating Bank” means, with respect to each Designated Bank, the Bank that designated such Designated Bank pursuant to Section 9.07(a).

“Designation Agreement” has the meaning set forth in Section 9.07(a).

“Documentation Agents” means Bank of China, Chicago Branch, The Bank of New York Mellon, BMO Harris Bank N.A., Citibank, N.A., Deutsche Bank Securities Inc., PNC Bank, National Association, The Toronto-Dominion Bank, New York Branch, U.S. Bank National Association, HSBC Bank USA, National Association and Morgan Stanley Senior Funding, Inc., in their capacity as documentation agents hereunder.

“Dollar” and “$” mean lawful money of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.01.

“Electronic Copy” has the meaning set forth in Section 9.20.

“Electronic Record” shall have the meaning assigned to it by 15 USC §7006, as it may be amended from time to time.

“Electronic Signature” shall have the meaning assigned to it by 15 USC §7006, as it may be amended from time to time.

“Eligible Designee” means a special purpose corporation that (i) is organized under the laws of the United States or any state thereof, (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including (without limitation) ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA or that a Multiemployer Plan is in endangered or critical status within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA or is insolvent within the meaning of Section 4245 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

“ESG” has the meaning set forth in Section 2.19.

“ESG Amendment” has the meaning set forth in Section 2.19.

“ESG Pricing Provisions” has the meaning set forth in Section 2.19.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Events of Default” has the meaning set forth in Section 6.01.

“Excluded Taxes” means (i) in the case of each Bank and the Administrative Agent, Taxes imposed on or measured by its income, and franchise or similar Taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or any political subdivision thereof or by any State, possession or territory of the United States in which such Bank or the Administrative Agent (as the case may be) is doing business, (ii) in the case of each Bank, Taxes imposed on or measured by its income, and franchise or similar Taxes imposed on it, by the jurisdiction of such Bank’s Lending Office or any political subdivision thereof, (iii) branch profits Tax imposed by the United States, (iv) United States withholding Taxes to the extent imposed as a result of a Bank voluntarily designating a successor Lending Office, which has the effect of causing such Bank to become subject to United States withholding Tax payments in excess of those in effect immediately prior to such designation, (v) Taxes resulting from FATCA, and (vi) in the case of each Bank and the Administrative Agent, Taxes imposed by any jurisdiction or any political subdivision thereof as a result of a connection between the Bank or the Administrative Agent and such jurisdiction or political subdivision (other than a connection resulting solely from executing, delivering or performing its obligations or receiving a payment under, receiving or perfecting a security interest under, enforcing, selling or assigning an interest in, or engaging in any other transaction pursuant to this Agreement).

“Existing Credit Agreement” means the Five-Year Credit Agreement dated as of March 24, 2018 (as amended prior to the Effective Date) among the Company, the banks party thereto and Bank of America, N.A., as administrative agent.

“Existing Termination Date” has the meaning set forth in Section 2.18(d).

“Extended Commitments” has the meaning set forth in Section 2.18(d).

“Extending Bank” has the meaning set forth in Section 2.18(d).

“Extension Agreement” has the meaning set forth in Section 2.18(e).

“Extension Date” has the meaning set forth in Section 2.18(a).

“Extension Request” has the meaning set forth in Section 2.18(a).

“Facility Fee Rate” means a rate per annum determined in accordance with the Pricing Schedule.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version described above) and any intergovernmental agreement (and related fiscal or regulatory legislation, or related official rules or practices) implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” of any Person means, at any date of computation, all indebtedness for borrowed money of such Person which by its terms matures more than 12 months after such date or which is extendible or renewable at the option of such Person to a time more than 12 months after such date; provided, however, that (i) Funded Debt shall include all obligations in respect of lease rentals which under GAAP appear on a balance sheet of such Person as a liability item other than a current liability, (ii) in the case of the Company, Funded Debt shall not include Subordinated Debt and (iii) outstanding preferred stock of a Restricted Subsidiary that is not owned by the Company or a Wholly-Owned Restricted Subsidiary shall be deemed to constitute a principal amount of Funded Debt equal to the par value or involuntary liquidation value, whichever amount is higher, of such preferred stock.

“GAAP” means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company’s independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government including any applicable supranational bodies (such as the European Union or the European Central Bank).

“Group of Loans” means, at any time, a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Term SOFR Loans having the same Interest Period at such time; provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hazardous Substances” means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives and by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

“Impacted Loans” has the meaning set forth in Section 8.01(a).

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under this Agreement or any Loan.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Information” has the meaning set forth in Section 9.12.

“Interest Period” means, with respect to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Interest Rate Election (in each case, subject to availability); provided that:

(a)    any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)    any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month of such Interest Period; and

(c)    no Interest Period shall extend beyond the Termination Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“Lending Office” means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or such other office, branch or affiliate of such Bank as it may hereafter designate as its Lending Office by notice to the Company and the Administrative Agent.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes hereof, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan” means a loan made by a Bank pursuant to Section 2.01(a); provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term “Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

“Loan Document” means this Agreement, including without limitation, schedules and exhibits hereto and any agreements entered into in connection herewith, including amendments, modifications or supplements hereto or waivers hereof, any promissory notes and any other documents executed and delivered in connection with this Agreement.

“Material Debt” means a Single Issue (other than the Loans) of the Company and/or one or more of its Subsidiaries in a principal amount exceeding $75,000,000.

“Maximum Rate” has the meaning set forth in Section 9.17.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Non-Consenting Bank” means any Bank that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Banks in accordance with the terms of Section 9.05 and (b) has been approved by the Required Banks.

“Non-Extending Bank” has the meaning set forth in Section 2.18(b).

“Notice of Borrowing” has the meaning set forth in Section 2.02.

“Notice of Interest Rate Election” has the meaning set forth in Section 2.07.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit D or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by an authorized officer.

“Other Taxes” has the meaning set forth in Section 8.04(b).

“Parent” means, with respect to any Bank, any Person controlling such Bank.

“Participant” has the meaning set forth in Section 9.06(b).

“Participant Register” has the meaning set forth in Section 9.06(b).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA or Section 412 or 430 of the Internal Revenue Code to which the Company or any ERISA Affiliate has any liability.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan and any plan that provides post-employment health or welfare benefits), maintained for employees of the Company or any Subsidiary or any such Plan to which the Company or any Subsidiary is required to contribute on behalf of any of its employees.

“Platform” means Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar electronic transmission system.

“Pricing Schedule” means the Schedule attached hereto identified as such.

“Principal Property” means any real property (including buildings and other improvements) of the Company or any Restricted Subsidiary whether currently owned or hereafter acquired (other than any property hereafter acquired for the control or abatement of atmospheric pollutants or contaminants or water, noise, odor or other pollution, or for purposes of developing a cogeneration facility or a small power production facility as such terms are defined in the Public Utility Regulatory Policies Act of 1978) which (i) has, at any date of determination, a book value in excess of 7.5% of Consolidated Net Tangible Assets and (ii) in the opinion of the board of directors of the Company (or any duly authorized committee thereof) is of material importance to the total business conducted by the Company and its Restricted Subsidiaries as a whole.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Side Bank” has the meaning set forth in Section 5.01(c).

“Quarterly Payment Dates” means each March 31, June 30, September 30 and December 31; provided, however, that, in each case, if such date is not a Business Day, such Quarterly Payment Date shall be the immediately preceding Business Day.

“Register” has the meaning set forth in Section 9.06(f).

“Regulation T, U or X” means Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Removal Effective Date” has the meaning set forth in Section 7.09(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.

“Required Banks” means at any time Banks having more than 50% of the aggregate amount of the Commitments of all Banks or, if the Commitments shall have been terminated, holding more than 50% of the aggregate unpaid principal amount of the Loans, in each case exclusive of Defaulting Banks.

“Rescindable Amount” has the meaning set forth in Section 2.12(b).

“Resignation Effective Date” has the meaning set forth in Section 7.09(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Revolving Credit Period” means the period from and including the Effective Date to the earliest of (a) the Termination Date, (b) the date of termination of the Commitments of all Banks pursuant to Section 2.09, and (c) the date of termination of the commitment of each Bank to make Loans pursuant to Section 6.01.

“Sale and Lease-Back Transaction” has the meaning specified in Section 5.09.

“Sanctioned Country” means, at any time, a country, territory, or region which is itself the subject or target of any comprehensive territorial Sanctions administered or enforced by any Sanctions Authority (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any publicly-available Sanctions-related list of designated Persons maintained by any Sanctions Authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by one or more Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority.

“Sanctions Authority” means (a) the U.S. government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State, (b) the United Nations Security Council, the European Union and Her Majesty’s Treasury of the United Kingdom and (c) the Hong Kong Monetary Authority.

“Scheduled Unavailability Date” has the meaning set forth in 8.01(b)(ii).

“Secured Debt” means indebtedness for borrowed money of the Company or a Restricted Subsidiary (other than indebtedness owed by a Restricted Subsidiary to the Company, by a Restricted Subsidiary to another Restricted Subsidiary or by the Company to a Restricted Subsidiary), which is secured by (a) a mortgage or other lien on any Principal Property of the Company or a Restricted Subsidiary or (b) a pledge, lien or other security interest on any shares of stock or indebtedness of a Restricted Subsidiary. The amount of Secured Debt at any time outstanding shall be the amount then owing thereon by the Company or a Restricted Subsidiary.

“Single Issue” means indebtedness for borrowed money arising in a single transaction or a series of related transactions. Indebtedness issued in discrete offerings but governed by a single shelf indenture shall not be aggregated as a Single Issue, but indebtedness owing to multiple lenders under parallel agreements comprising a single private placement and indebtedness arising from multiple takedowns under a single or a series of related commitments from one or more lenders shall be so aggregated.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time.

“SOFR Adjustment” means 0.10%.

“Stated Termination Date” means June 29, 2027.

“Subordinated Debt” means any unsecured Debt of the Company which: (1) has a final maturity subsequent to the Termination Date; (2) does not provide for mandatory payment or retirement prior to said date, whether by means of serial maturities or sinking fund or other analogous provisions or plan, fixed or contingent, requiring, or which on the happening of a contingency may require, the payment or retirement of such Debt in amounts which as of any particular time would aggregate more than such portion of the original principal amount thereof as is obtained by multiplying such original principal amount by a fraction the numerator of which shall be the number of months elapsed from the date of creation of such Debt to such time and the denominator of which shall be the number of months from the date of creation thereof to the final maturity thereof; and (3) is expressly made subordinate and junior in right of payment to the Loans and such other Debt of the Company (except other Subordinated Debt) as may be specified in the instruments evidencing the Subordinated Debt or the indenture or other similar instrument under which it is issued (which indenture or other instrument shall be binding on all holders of such Subordinated Debt).

“Subsidiary” means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Successor Rate” has the meaning set forth in Section 8.01(b).

“Sustainability Coordinator” means TD Securities (USA) LLC.

“Syndication Agent” means Goldman Sachs Bank USA and Wells Fargo Bank, National Association, in each case in its capacity as syndication agent hereunder.

“Taxes” has the meaning specified in Section 8.04(a).

“Term SOFR” means:

(a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; and

(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero , the Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

“Term SOFR Margin” means a rate per annum determined in accordance with the Pricing Schedule.

“Term SOFR Replacement Date” has the meaning set forth in Section 8.01(b).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Termination Date” means the later of (a) the Stated Termination Date and (b) if maturity is extended pursuant to Section 2.18, such extended maturity date as determined pursuant to such Section; provided, however, that, in each case, if such date is not a Business Day, the Termination Date shall be the next preceding Business Day.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

“Unrestricted Subsidiary” means (a) any Subsidiary which, in accordance with the provisions of this Agreement, has been designated by the Company as an Unrestricted Subsidiary after the Effective Date, unless and until such Subsidiary shall, in accordance with the provisions of this Agreement, be designated by the Company as a Restricted Subsidiary; and (b) any corporation of which any one or more Unrestricted Subsidiaries directly or indirectly own outstanding shares of capital stock having voting power sufficient to elect, under ordinary circumstances (not dependent upon the happening of a contingency), a majority of the directors.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary all of the outstanding capital stock of which, other than directors’ qualifying shares, and all of the Funded Debt of which, shall at the time be owned by the Company or by one or more Wholly-Owned Restricted Subsidiaries, or by the Company in conjunction with one or more Wholly-Owned Restricted Subsidiaries.

“Withholding Agent” has the meaning set forth in Section 8.04(a).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in conformity with GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 4.04(a), except as otherwise specifically prescribed herein; provided that, if the Company notifies the Administrative Agent that the Company wishes to amend any covenant contained in Article 5 to eliminate the effect of any change after the date hereof in GAAP (which, for purposes of this proviso, shall include the generally accepted application or interpretation thereof) on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Banks wish to amend any such covenant for such purpose), then the Company’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP is adopted by the Company, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

Section 1.03. Types of Borrowings. The term “Borrowing” denotes the aggregation of Loans of one or more Banks to be made to the Company pursuant to Article 2 on a single date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period.

Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (e.g., a “Term SOFR Borrowing” is a Borrowing comprised of Term SOFR Loans).

Section 1.04. Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “”hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein to: (x) Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) an agreement, instrument or other document means such agreement, instrument or other document as amended, restated, amended and restated, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

Section 1.05. Division of Limited Liability Company. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division under Delaware law (or any comparable event under a different jurisdiction’s laws) of or by a limited liability company, or an allocation of assets to a series of a limited liability company pursuant to such division (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company under Delaware law (or any comparable event under a different jurisdiction’s laws) shall constitute a separate Person hereunder (and each such division of any limited liability company that is a subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.06. Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Company. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

ARTICLE 2

THE CREDITS

Section 2.01. Commitments To Lend. (a) During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Company in Dollars pursuant to this Section from time to time in amounts such that the aggregate principal amount of Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Within the foregoing limits, the Company may borrow under this Section 2.01(a), repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section 2.01(a).

(b)    Each Borrowing under this Section 2.01(a) shall be in an aggregate principal amount of $25,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.03(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments.

Section 2.02. Notice of Borrowing. The Company shall give the Administrative Agent irrevocable notice (a “Notice of Borrowing”) not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the second Business Day before each Term SOFR Borrowing, specifying:

(a)    the date of such Borrowing, which shall be a Business Day,

(b)    the aggregate amount of such Borrowing,

(c)    whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or a Term SOFR Rate,

(d)    in the case of a Term SOFR Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and

(e)    the account of the Company to which the funds should be remitted.

Section 2.03. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Company.

(b)    Not later than 12:30 P.M. (New York City time) on the date of each Borrowing, each Bank shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Company by crediting the account of the Company designated by the Company in the applicable Notice of Borrowing with such funds.

(c)    If any Bank makes a new Loan hereunder on a day on which the Company is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (b), or remitted by the Company to the Administrative Agent as provided in Section 2.11, as the case may be.

(d)    Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing (or, in the case of a Base Rate Borrowing, prior to 11:30 A.M. (New York City time) on the date of such Borrowing) that such Bank will not make available to the Administrative Agent such Bank’s share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.03 and the Administrative Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Company severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from and including the date such amount is made available to the Company until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Company, a rate per annum equal to the interest rate applicable to Base Rate Loans and (ii) in the case of such Bank, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Loan included in such Borrowing for purposes of this Agreement. If the Company and such Bank shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company the amount of such interest paid by the Company for such period. Any payment by the Company shall be without prejudice to any claim the Company may have against a Bank that shall have failed to make such payment to the Administrative Agent.

Section 2.04. Evidence of Debt. (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

(b)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Banks and each Bank’s share thereof.

(c)    The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement.

(d)    Any Bank may request that Loans made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Bank a promissory note payable to such Bank and its registered assigns and in a form approved by the Administrative Agent and the Company. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.06(c)) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

Section 2.05. Maturity of Loans. Each Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon) on the Termination Date.

Section 2.06. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate for such day plus the Base Rate Margin. Such interest shall be payable at maturity, quarterly in arrears on each Quarterly Payment Date and, with respect to the principal amount of any Base Rate Loan that is prepaid or converted to a Term SOFR Loan, on the date of such prepayment or conversion. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

(b)    Each Term SOFR Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Term SOFR Margin for such day plus the Term SOFR applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

(c)    Any overdue principal of or interest on any Term SOFR Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Term SOFR Margin for such day plus the Term SOFR applicable to the Interest Period for such Loan (or, if the circumstances described in Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

(d)    The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Company and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

Section 2.07. Method of Electing Interest Rates. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Company in the applicable Notice of Borrowing. Thereafter, the Company may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to Section 2.07(d) and the provisions of Article 8), as follows:

(i)    if such Loans are Base Rate Loans, the Company may elect to convert such Loans to Term SOFR Loans as of any Business Day; and

(ii)    if such Loans are Term SOFR Loans, the Company may elect to convert such Loans to Base Rate Loans or continue such Loans as Term SOFR Loans for an additional Interest Period, in each case as of the last day of the then current Interest Period applicable thereto.

Each such election shall be made by delivering a notice (a “Notice of Interest Rate Election”) to the Administrative Agent not later than 11:00 am (New York City time) on the second Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice of Interest Rate Election applies, and the remaining portion to which it does not apply, are each at least $25,000,000, or any larger multiple of $1,000,000 in excess thereof (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Term SOFR Loans, the Company shall be deemed to have elected that, at the end of such Interest Period, such Group of Loans be continued as Base Rate Loans (subject to the provisions of the definition of Interest Period).

(b)    Each Notice of Interest Rate Election shall specify:

(i)    the Group of Loans (or portion thereof) to which such notice applies;

(ii)    the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.07(a);

(iii)    if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be Term SOFR Loans, the duration of the next succeeding Interest Period applicable thereto; and

(iv)    if such Loans are to be continued as Term SOFR Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

(c)    Promptly after receiving a Notice of Interest Rate Election from the Company pursuant to Section 2.07(a), the Administrative Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Company.

(d)    The Company shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Term SOFR Loans if (i) the aggregate principal amount of any Group of Term SOFR Loans created or continued as a result of such election would be less than $25,000,000 or any amount in excess thereof would be less than any whole multiple of $1,000,000 or (ii) a Default shall have occurred and be continuing when the Company delivers notice of such election to the Administrative Agent.

(e)    If any Loan is converted to a different type of Loan, the Company shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.

(f)    After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Loans.

(g)    Notwithstanding anything to the contrary in this Agreement, any Bank may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent, and such Bank.

(h)    With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall provide a copy of each such amendment implementing such Conforming Changes to the Company and the Banks reasonably promptly after such amendment becomes effective.

Section 2.08. Facility Fee. The Company shall pay to the Administrative Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the actual daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the date the Loans shall be repaid in their entirety, on the actual daily aggregate outstanding principal amount of the Loans. Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Payment Date and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

Section 2.09. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Company may, upon at least three Business Days’ notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

Section 2.10. Scheduled Termination of Commitments. The Commitments shall terminate on the Termination Date.

Section 2.11. Optional Prepayments. (a) Subject in the case of any Term SOFR Loans to Section 2.13, the Company may deliver a Notice of Loan Prepayment and (i) upon at least one Business Day’s notice to the Administrative Agent, prepay any Group of Base Rate Loans or (ii) upon at least two Business Days’ notice to the Administrative Agent, prepay any Group of Term SOFR Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $25,000,000 or any larger multiple of $1,000,000 in excess thereof, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group (or Borrowing).

(b)    Upon receipt of a Notice of Loan Prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment and such notice shall not thereafter be revocable by the Company.

Section 2.12. General Provisions as to Payments. (a) The Company shall make each payment of principal of, and interest on, the Loans and of fees hereunder, free and clear of and without condition or deduction for any counterclaim, defense, recoupment or set-off, not later than 12:00 Noon (New York City time) on the date when due, in Dollars and in Federal or other funds immediately available, to the account of the Administrative Agent, for the account of the respective Banks to which such payment is owed, at the Administrative Agent’s Office. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of, or interest on, the Term SOFR Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest and fees thereon shall be payable for such extended time. All payments received by the Administrative Agent after 12:00 Noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)    Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Banks hereunder that the Company will not make such payment in full, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank.

With respect to any payment that the Administrative Agent makes for the account of the Banks hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Company has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Company (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Banks severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Bank or the Company with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c)    If any Bank shall fail to make any payment required to be made by it pursuant to Section 2.03(b), 2.12(b) or 7.06 within three Business Days, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, apply any amounts thereafter received by the Administrative Agent for the account of such Bank for the benefit of the Administrative Agent to satisfy such Bank’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or hold any such amounts in a segregated account for application to any future funding obligations of such Bank under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

(d)    If any Bank makes available to the Administrative Agent funds for any Loan to be made by such Bank as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Company by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article 3 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Bank) to such Bank, without interest.

(e)    The obligations of the Banks hereunder to make Loans are several and not joint. The failure of any Bank to make any Loan on any date required hereunder shall not relieve any other Bank of its corresponding obligation to do so on such date, and no Bank shall be responsible for the failure of any other Bank to so make its Loan.

(f)    Nothing herein shall be deemed to obligate any Bank to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.13. Funding Losses. If the Company makes any payment of principal with respect to any Term SOFR Loan or any Term SOFR Loan is converted to a different type of Loan (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.06(c), or if the Company fails to borrow, prepay, convert or continue any Term SOFR Loans after notice has been given to any Bank in accordance with Section 2.03(a), 2.07(c) or 2.11(b), the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

Section 2.14. Computation of Interest and Fees. All interest for Base Rate Loans hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.15. [Reserved].

Section 2.16. Defaulting Banks. If any Bank becomes a Defaulting Bank, then the following provisions shall apply for so long as such Bank is a Defaulting Bank:

(a)    neither the Commitment nor the Loans of such Defaulting Bank shall be included in determining whether all Banks or the Required Banks have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.05); provided that any waiver, amendment or modification requiring the consent of all Banks which affects such Defaulting Bank differently than other affected Banks shall require the consent of such Defaulting Bank; provided, further that no waiver, amendment or modification of the type described in clauses (a)(i), (ii) or (iii) of Section 9.05 may be made without the written consent of any Defaulting Bank affected thereby;

(b)    the Company may, at its sole expense, upon notice to such Defaulting Bank and the Administrative Agent, require such Defaulting Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.06, with the Company or the replacement Bank paying the processing and recording fee), all of its interests, rights and obligations under this Agreement to an Assignee that shall assume such obligations (which Assignee may be another Bank, if a Bank accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent to such assignment (to the extent such consent would otherwise be required pursuant to Section 9.06), which consent shall not unreasonably be withheld, delayed or conditioned, and (ii) such Defaulting Bank shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company;

(c)    facility fees shall cease to accrue on the unused portion of the Commitment of such Defaulting Bank pursuant to Section 2.08;

(d)    notwithstanding any contrary provision in this Agreement, the Company may (i) prepay, without penalty or premium, the Loans made by a Defaulting Bank and (ii) terminate the unused amount of the Commitment of a Defaulting Bank, in each case, (x) without pro rata prepayment of Loans of other Banks or pro rata termination of Commitments of other Banks and (y) upon not less than two Business Days’ prior notice to the Administrative Agent (which will promptly notify the Banks thereof), it being understood that such prepayment and termination will not be deemed to be a waiver or release of any claim the Company or the Administrative Agent may have against such Defaulting Bank; and

(e)    nothing in this Section shall affect any rights or remedies the Company may have against any Defaulting Bank.

In the event and on the date that the Administrative Agent and the Company each agree that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank, then such Bank shall purchase at par such of the Loans of the other Banks as the Administrative Agent shall determine may be necessary in order for such Bank to hold such Loans in accordance with its Commitment and such Bank shall no longer be a Defaulting Bank.

Each party hereto agrees that (a) an assignment required pursuant to Section 2.16(b) may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and (b) the Bank required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Bank, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

Section 2.17. Commitment Increase; Additional Banks. (a) The Company may at any time prior to the fourth anniversary of the closing date, upon at least 30 days’ notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Banks), propose to increase the aggregate amount of the Commitments to an amount not to exceed $2,250,000,000 (the amount of any such increase, the “Commitment Increase”). Each Bank party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following its receipt of such notice from the Administrative Agent, to elect by notice to the Company and the Administrative Agent to increase its Commitment by a principal amount up to that amount which bears the same ratio to the Commitment Increase as its then existing Commitment bears to the aggregate Commitments then existing.

(b)    If any Bank party to this Agreement shall not elect to increase its Commitment by the full amount permitted by subsection (a) of this Section, the Company with the consent of the Administrative Agent (which consent may not be unreasonably withheld, delayed or conditioned) may designate one or more other banks or other financial institutions (which may be, but need not be, one or more of the existing Banks) which at the time agree in the case of any such bank that is an existing Bank to increase its Commitment and, in the case of any other such bank (an “Additional Bank”), to assume a Commitment and to become a party to this Agreement. The sum of the increases in the Commitments of the existing Banks pursuant to this subsection (b) plus the Commitments of the Additional Banks shall not in the aggregate exceed the unsubscribed amount of the Commitment Increase.

(c)    An increase in the aggregate amount of the Commitments pursuant to this Section 2.17 (i) shall be subject to the condition that before and after giving effect to such increase, no Event of Default shall have occurred and be continuing or would result from such increase and (ii) shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance reasonably satisfactory to the Administrative Agent signed by the Company, by each Additional Bank and by each other Bank whose Commitment is to be increased, setting forth the new Commitments of such Banks and setting forth the agreement of each Additional Bank to become a party to this Agreement and to be bound by all the terms and provisions hereof.

(d)    Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.17, the Company shall prepay any Loans then outstanding (and pay any additional amounts required pursuant to Section 2.13) to the extent necessary to keep the outstanding Loans ratable with any revised respective Commitments of the Banks arising from any nonratable increase in the Commitments under this Section.

(e)    This Section 2.17 shall supersede any provisions in Section 9.04 or 9.05 to the contrary.

Section 2.18. Extension of Termination Date.

(a)    The Company may at any time (but not more than once in any twelve month period and not more than twice during the period commencing on the Effective Date and ending on the Termination Date), by notice to the Administrative Agent (who shall promptly notify the Banks) on a Business Day request (the “Extension Request”) that each Bank extend such Bank’s respective Termination Date for one additional calendar year from the Termination Date then in effect as of the date specified by the Company in such Extension Request (the “Extension Date”); provided that such extended Termination Date shall not be a date later than the fifth anniversary of the Extension Date.

(b)    Each Bank, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date (the “Notice Date”) that is 30 days following the Extension Request, advise the Administrative Agent whether or not such Bank agrees to such extension (and each Bank that determines not to so extend its Termination Date (a “Non-Extending Bank”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Bank that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Bank. The election of any Bank to agree to such extension shall not obligate any other Bank to so agree.

(c)    The Administrative Agent shall notify the Company of each Bank’s determination under this Section no later than the date 15 days following the Notice Date (or, if such date is not a Business Day, on the immediately preceding Business Day).

(d)    If (and only if) the total of the Commitments of the Banks that have agreed so to extend their Termination Date (each, an “Extending Bank”) shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the Extension Request, then the Termination Date of each Extending Bank shall be extended to the date falling one calendar year after the Termination Date then in effect hereunder (the “Existing Termination Date”) (except that, if such date is not a Business Day, such Termination Date as so extended shall be the immediately preceding Business Day), subject to the satisfaction of the conditions set forth in Section 2.18(e) (any such Commitments so extended, the “Extended Commitments”), and the Termination Date for Non-Extending Banks shall remain unchanged. If Banks having 50% or less of the aggregate amount of the Commitments in effect immediately prior to the Extension Request have agreed so to extend their Termination Date, the Termination Date shall not be extended.

(e)    The applicable Extended Commitments shall become effective upon receipt by the Administrative Agent of counterparts of an Extension Agreement in substantially the form of Exhibit C hereto (the “Extension Agreement”) duly completed and signed by the Company, the Administrative Agent and each of the Extending Banks with respect to the applicable Extension Request; provided that, as a condition precedent to such extension, the Company shall deliver to the Administrative Agent a certificate dated as of the date of the effectiveness of the extension signed by an authorized officer of the Company certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article 4 are true and correct in all material respects on and as of the date of the effectiveness of the extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects on and as of such earlier date; provided that if any such representation or warranty is qualified by “materially”, “Material Adverse Effect” or a similar term, such representation and warranty (as so qualified) shall be true and correct in all respects as of the applicable date; provided, further that for purposes of this Section 2.18(e), the representations and warranties contained in subsection (a) of Section 4.04 shall be deemed to refer to the most recent statements furnished pursuant to subsection (a) and (b) of Section 5.01, and (B) no Default or Event of Default exists or would result therefrom. In addition, on the Termination Date of each Non-Extending Bank, the Company shall prepay any Loans outstanding on such date (and pay any additional amounts required pursuant to Section 2.13) to the extent necessary to keep outstanding Loans ratable based on the revised percentage (carried out to the ninth decimal place) of the Commitments represented by each Bank’s Commitment effective as of such date.

(f)    In connection with any extension of the Termination Date, the Company, the Administrative Agent and each Extending Bank may make such amendments to this Agreement as the Administrative Agent determines to be reasonably necessary to evidence the extension. This Section shall supersede any provisions in Section 9.04 or 9.05 to the contrary.

Section 2.19. Sustainability Adjustments.

(a)    ESG Amendment. After the Effective Date, the Company, in consultation with the Sustainability Coordinator, shall be entitled to establish specified Key Performance Indicators (“KPI’s”) with respect to certain Environmental, Social and Governance (“ESG”) targets of the Company and its subsidiaries. The Sustainability Coordinator, the Company and the Administrative Agent may enter into an amendment to this Agreement for purposes of incorporating the KPI’s and related provisions (the “ESG Pricing Provisions”) into this Agreement, with the consent of the Required Banks (the “ESG Amendment”). Upon effectiveness of such ESG Amendment, based on the Company’s performance against the KPI’s, certain adjustments to the Facility Fee Rate, the Term SOFR Margin and the Base Rate Margin will be made in an amount not exceeding (i) a 0.040% increase and/or decrease in the otherwise applicable Term SOFR Margin or Base Rate Margin and (ii) a 0.010% increase and/or decrease in the otherwise applicable Facility Fee Rate. The pricing adjustments pursuant to the KPI’s will require, among other things, reporting and validation of the measurement of the KPI’s in a manner that is aligned with the Sustainability Linked Loan Principles (as published in May 2021 and updated in July 2021 and March 2022 by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association, and as further amended, revised or updated from time to time) and is to be agreed between the Company and the Sustainability Coordinator. Following the effectiveness of the ESG Amendment, any modification to the ESG Pricing Provisions shall be subject only to the consent of the Company and the Required Banks if such modification does not have the effect of reducing the Facility Fee Rate, Term SOFR Margin or the Base Rate Margin to a level not otherwise permitted by this paragraph.

(b)    Sustainability Coordinator. The Sustainability Coordinator will (i) assist the Company in determining the ESG Pricing Provisions in connection with the ESG Amendment and (ii) assist the Company in preparing informational materials focused on ESG to be used in connection with the ESG Amendment.

(c)    Conflicting Provisions. This Section shall supersede any provision in Section 9.05.

ARTICLE 3

CONDITIONS

Section 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

(a)    receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of electronic or other written confirmation from such party of execution of a counterpart hereof by such party);

(b)    receipt by the Administrative Agent of (i) an opinion of the General Counsel to the Company, and (ii) an opinion of Norton Rose Fulbright US LLP, special counsel to the Company, in each case addressed to the Administrative Agent and the Banks and covering such matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

(c)    receipt by the Administrative Agent of all documents the Administrative Agent may reasonably request relating to the existence of the Company, the corporate authority for and the validity of this Agreement, the borrowing of the Loans, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent;

(d)    (i) receipt by the Administrative Agent of payment of participation fees for the account of the Banks in the respective amounts heretofore mutually agreed and (ii) payment of all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Effective Date;

(e)    the entire principal amount of any loans outstanding under the Existing Credit Agreement, together with accrued interest, fees and other amounts in respect thereof, shall have been paid in full, and the Administrative Agent shall have received payoff documentation in form satisfactory to it from the Company to such effect;

(f)    receipt by the Banks, at least three Business Days prior to the Effective Date, to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation”, a Beneficial Ownership Certification; and

(g)    upon the reasonable request of any Bank made at least ten calendar days prior to the Effective Date, receipt by the Banks, at least five calendar days prior to the Effective Date, of all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than July 15, 2022. The Administrative Agent shall promptly notify the Company and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

Without limiting the generality of the provisions of the last paragraph of Section 7.03, for purposes of determining compliance with the conditions specified in this Section 3.01, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Administrative Agent shall have received notice from such Bank prior to the proposed Effective Date specifying its objection thereto.

Section 3.02. Existing Credit Agreement. (a) On the Effective Date, the “Commitments” as defined in each of the Existing Credit Agreement shall terminate, without further action by any party thereto.

(b)    The Banks which are parties to the Existing Credit Agreement, comprising the “Required Banks” as defined in the Existing Credit Agreement, hereby waive any requirement of notice of termination of the “Commitments” (as defined in the Existing Credit Agreement) pursuant to Section 2.09 thereof and of prepayment of loans thereunder, in each case to the extent necessary to give effect to Section 3.01(e) hereof, provided that any such prepayment of loans thereunder shall be subject to Section 2.12 of the Existing Credit Agreement.

Section 3.03. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a)    receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02;

(b)    the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

(c)    the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

(d)    the fact that the representations and warranties of the Company contained in this Agreement (other than the representations and warranties set forth in Sections 4.04(b) and 4.05 which are made only as of the date hereof) shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects on and as of such earlier date; provided that if any such representation or warranty is qualified by “materially”, “Material Adverse Effect” or a similar term, such representation and warranty (as so qualified) shall be true and correct in all respects as of the applicable date.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Company on the date of such Borrowing as to the facts specified in clause (d) of this Section.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants that:

Section 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and will have on and as of the Effective Date all material governmental licenses, authorizations, consents and approvals required to carry on its business.

Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and the borrowing of Loans are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority, do not contravene any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company and do not contravene, or constitute a material default under, any debt instrument known to the Company to be binding upon it.

Section 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 4.04. Financial Information. (a)(i) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of September 30, 2021 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by independent public accountants and set forth in the Company’s report on Form 10-K for the fiscal year ended September 30, 2021, a copy of which has been delivered to each of the Banks, fairly present, in all material respects, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year and (ii) the consolidated balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 2021 and March 31, 2022, and the related consolidated statements of income and cash flows for the fiscal quarters then ended (x) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (y) fairly present the financial condition of the Company and its Consolidated Subsidiaries as of the date thereof and their consolidated results of operations and cash flows for the period covered thereby, subject, in the case of clauses (x) and (y), to the absence of footnotes and to normal year-end audit adjustments.

(b)    As of the Effective Date, there will have been no material adverse change in the financial condition, business or operations of the Company and its Consolidated Subsidiaries, considered as a whole, from that reflected in the Company’s report on Form 10-K for the fiscal year ended September 30, 2021.

Section 4.05. Litigation. As of the Effective Date, except as disclosed in the Company’s report on Form 10-K for the fiscal year ended September 30, 2021, there is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable probability of an adverse decision which could materially adversely affect the business or consolidated financial position of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement or the Loans.

Section 4.06. Environmental Matters. The Company and its Consolidated Subsidiaries are (i) not subject to any liabilities under, and are in compliance with present Environmental Laws and (ii) not subject to pending, or to the knowledge of the Company, threatened, environmental claims in each case, reasonably expected to have a material adverse effect on the business or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole.

Section 4.07. Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company and its Subsidiaries, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company or any of its Subsidiaries, or, to the knowledge of the Company, any officer or director of the Company or any Subsidiary, or (b) to the knowledge of the Company, any employee or agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

Section 4.08. Investment Company Status. The Company is neither registered nor required to register as an “investment company” under the Investment Company Act of 1940.

Section 4.09. Margin Stock. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying “margin stock” (as defined in Regulation U).

Section 4.10. Disclosure.

(a)    The Company has disclosed to the Administrative Agent and the Banks all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a material adverse effect on the business or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole. The reports, financial statements, certificates and other written information (other than projected or pro forma financial information) furnished by or on behalf of the Company to the Administrative Agent or any Bank in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected or pro forma financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery (it being understood that such projected information may vary from actual results and that such variances may be material).

(b)    As of the Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Section 4.11. ERISA Compliance.

(a)    Each Plan is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Federal or state laws, except where such failure to comply is not reasonably expected to result in a material adverse effect on the business or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole. Each Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Company, nothing has occurred that is reasonably likely to cause the loss of such tax-qualified status with respect to any such Plan.

(b)    There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a material adverse effect on the business or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a material adverse effect on the financial condition, business or operation of the Company and its Consolidated Subsidiaries, considered as a whole.

(c)    (i) No ERISA Event has occurred, and the Company is not aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event, and (ii) except as could not, individually or in the aggregate, be reasonably expected to result in a material adverse effect on the business or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole (A) the Company and each ERISA Affiliate has met all applicable requirements under the rules of the Code and ERISA regarding minimum funding standards with respect to each Pension Plan and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA, and no waiver of the minimum funding standards has been applied for or obtained with respect to any Pension Plan; (B) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such Pension Plan to drop below 60% as of the most recent valuation date; (C) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (D) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (E) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)    The Company represents and warrants as of the Effective Date that the Company is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans or the Commitments.

Section 4.12. Taxes. The Company and its Subsidiaries have filed all federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with

GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a material adverse effect on the business or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole.

ARTICLE 5

COVENANTS

The Company agrees that, so long as any Bank has any Commitment hereunder or any Loan remains outstanding or any amount payable hereunder remains unpaid:

Section 5.01. Information. The Company will deliver to each of the Banks and the Administrative Agent:

(a)    within 30 days after the Company’s Annual Report to Shareowners and annual report on Form 10-K for each fiscal year of the Company are required to be filed with the Commission (but in no event later than 120 days after the end of the fiscal year of the Company covered by such reports), such Annual Report to Shareowners and annual report on Form 10-K for such fiscal year, as so filed;

(b)    within 15 days after the Company’s quarterly report on Form 10-Q for each of the first three quarters of each fiscal year of the Company is required to be filed with the Commission (but in no event later than 60 days after the end of the fiscal quarter of the Company covered by such report), such quarterly report on Form 10-Q for such fiscal quarter, as so filed;

(c)    the Company authorizes the Administrative Agent to make the financial statements to be provided under Sections 5.01(a) and 5.01(b) available to each of the Banks. The Company will not request that the Administrative Agent make available to any Bank that has notified the Administrative Agent or the Company in writing that the Bank does not wish to receive material non-public information within the meaning of the United States federal securities laws (“Public Side Bank”) any written information without expressly representing and warranting to the Administrative Agent in writing that such information does not constitute material non-public information within the meaning of the United States federal securities laws; provided that (i) such requirement will not apply to information required to be furnished pursuant to this Section 5.01 (including, for the avoidance of doubt, (d), (e), and (g)) or any other provisions of this Agreement and (ii) the failure of any such Public Side Bank to receive any information made available to any Bank that is not a Public Side Bank as a result of any application of this Section 5.01(c) will not constitute a breach of or Default under this Agreement.

(d)    simultaneously with the delivery of each set of financial statements referred to in clause (a) or (b), a certificate of the chief financial officer, the treasurer or the controller of the Company (i) stating whether any Default exists on the date of such financial statements (and, if any Default then exists, setting forth the details thereof and the actions which the Company is taking or proposes to take with respect thereto), and (ii) setting forth a calculation of compliance with the covenant contained in Section 5.06;

(e)    within 10 days after the chief financial officer, the treasurer or the controller of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the treasurer or the controller of the Company setting forth the details thereof;

(f)    promptly upon the filing thereof, copies of all reports on Form 8-K (or its equivalent) which the Company shall have filed with the Commission;

(g)    prompt notice upon knowledge of the occurrence of any material ERISA Event or any ERISA Event that individually or jointly with any other ERISA Event(s) could reasonably be expected to have a material adverse effect on the business or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole;

(h)    promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Bank for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and

(i)    from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

Information required to be delivered pursuant to:

(x) clauses (a) or (b) above shall be deemed to have been delivered on the date on which the Company provides notice to the Banks that such information has been posted on the Company’s website on the Internet at the website address listed on the signature pages hereof, at www.sec.gov/edgar/searchedgar/companysearch.html or at another website identified in such notice and accessible by the Banks without charge; provided that (i) such notice may be included in a certificate delivered pursuant to clause (d) above, and (ii) the Company shall deliver paper copies of the information referred to in clauses (a) or (b) to any Bank which requests such delivery; and

(y) clause (f) above shall be deemed to have been delivered on the date on which such Form 8-K (or its equivalent) has been filed with the Commission.

Section 5.02. Maintenance of Existence. The Company will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.02 shall prohibit a merger or consolidation permitted by Section 5.07.

Section 5.03. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy as the same shall become due and payable, all of its obligations and liabilities, including Tax liabilities, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary, except to the extent that the failure to do so could not reasonably be expected to result in a material adverse effect on the business or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole.

Section 5.04. Compliance with Laws. The Company will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings, or (ii) non-compliance would not, in the reasonable judgment of the Company, have a material adverse effect on the financial condition, business or operation of the Company and its Consolidated Subsidiaries, considered as a whole. The Company will maintain in effect and enforce policies and procedures reasonably designed to promote compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.05. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Company for its general corporate purposes. None of such proceeds will be used in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Company will not request any Borrowing, and the Company shall not use, and shall procure that its Subsidiaries shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent licensed or otherwise authorized under U.S. law or (C) in any manner that would result in the violation of any Sanctions by any Person participating in this Agreement.

Section 5.06. Interest Coverage Ratio. The Company will not permit the ratio of Consolidated EBITDA to Consolidated Interest Expense, for any period of four consecutive fiscal quarters, to be less than 3.00 to 1.00, determined as of the last day of any fiscal quarter of the Company (commencing with the fiscal quarter ending on or about June 30, 2022 and for the four consecutive fiscal quarters then ended).

Section 5.07. Mergers, Consolidations and Sales of Assets. (a) The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless

(i)    the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States or any State or the District of Columbia, and shall expressly assume, in form satisfactory to the Administrative Agent, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Loans and the performance of every covenant of this Agreement on the part of the Company to be performed or observed;

(ii)    immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(iii)    the Company shall have delivered to the Administrative Agent a certificate of a duly authorized officer of the Company and an opinion of legal counsel to the Company (which shall be reasonably acceptable to the Administrative Agent), each stating that such consolidation, merger, conveyance or transfer comply with this Section 5.07(a) and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)    Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 5.07(a), the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor corporation had been named as the Company herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Agreement and the Loans and may be liquidated and dissolved.

(c)    If, upon any consolidation or merger of the Company with or into any corporation, or upon the conveyance or transfer by the Company of its properties and assets substantially as an entirety in accordance with Section 5.07(a)to any Person, any Principal Property owned by the Company or a Restricted Subsidiary immediately prior thereto would thereupon become subject to any Lien not permitted by Section 5.08, the Company will, prior to such consolidation, merger, conveyance or transfer, secure the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the Loans then outstanding (equally and ratably with any other Debt of the Company then entitled to be so secured) by a direct Lien on such Principal Property, together with any other properties and assets of the Company or of any such Restricted Subsidiary, whichever shall be the owner of any such Principal Property, which would thereupon become subject to any such Lien, prior to all Liens other than any theretofore existing thereon.

Section 5.08. Limitations on Liens. The Company shall not at any time create, incur, assume or suffer to exist, and shall not cause, suffer or permit a Restricted Subsidiary to create, incur, assume or suffer to exist, any Secured Debt without making effective provision (and the Company covenants that in such case it will make or cause to be made effective provision) whereby the Loans then outstanding shall be secured equally and ratably with such Secured Debt, so long as such Secured Debt shall exist; provided, however, that this Section 5.08 shall not prevent any of the following:

(a)    (i) any Lien on any property hereafter acquired (including acquisition through merger or consolidation) or constructed by the Company or a Restricted Subsidiary and created contemporaneously with, or within twelve months after, such acquisition or the completion of construction to secure or provide for the payment of all or any part of the purchase price of such property or the cost of construction thereof, as the case may be; or (ii) any mortgage on property (including any unimproved portion of partially improved property) of the Company or a Restricted Subsidiary created within twelve months of completion of construction of a new plant or plants on such property to secure all or part of the cost of such construction; or (iii) the acquisition of property subject to any Lien upon such property existing at the time of acquisition thereof, whether or not assumed by the Company or such Restricted Subsidiary;

(b)    Liens on capital stock hereafter acquired by the Company or any Restricted Subsidiary, provided that the aggregate cost to the Company and its Restricted Subsidiaries of all capital stock subject to such Liens does not exceed 15% of Consolidated Net Tangible Assets;

(c)    any Lien securing Debt of a corporation which is a successor to the Company to the extent permitted by Section 5.07; or securing Debt of a Restricted Subsidiary outstanding at the time it became a Restricted Subsidiary; or securing Debt of any Person outstanding at the time it is merged with, or all or substantially all of its properties are acquired by, the Company or any Restricted Subsidiary, provided that such Lien does not extend to any other properties of the Company or any Restricted Subsidiary; or existing on the property or on the outstanding shares or Debt of a corporation at the time it becomes a Restricted Subsidiary; or created, incurred or assumed in connection with any industrial revenue bond, pollution control bond or similar financing arrangement between the Company or any Restricted Subsidiary and any Federal, State or municipal government or other governmental body or agency;

(d)    any Lien created in connection with any extension, renewal or refunding (or successive extensions, renewals or refundings), in whole or in part, of any Debt secured by a Lien permitted by the foregoing provisions of this Section 5.08 upon the same property theretofore subject thereto (plus improvements on such property), provided that the amount of such Debt outstanding at that time shall not be increased;

(e)    Liens or deposits made in connection with contracts (which term includes subcontracts under such contracts) with or made at the request of the United States or any department or agency thereof, insofar as such Liens or deposits relate to property manufactured, installed or constructed by or to be supplied by, or property furnished to, the Company or a Restricted Subsidiary pursuant to, or to enable the performance of, such contracts, or property the manufacture, installation, construction or acquisition of which is financed pursuant to, or to enable the performance of, such contracts; or deposits or Liens, made pursuant to such contracts, of or upon moneys advanced or paid pursuant to, or in accordance with the provisions of, such contracts, or of or upon any materials or supplies acquired for the purpose of the performance of such contracts; or the assignment or pledge, to the extent permitted by law, of the right, title and interest of the Company or a Restricted Subsidiary in and to any such contract, or in and to any payments due or to become due thereunder, to secure Debt incurred for funds or other property supplied, constructed or installed for or in connection with the performance by the Company or such Restricted Subsidiary of its obligations under such contracts;

(f)    mechanics’, materialmen’s, carriers’ or other like Liens, and pledges or deposits made in the ordinary course of business to obtain the release of any such Liens or the release of property in the possession of a common carrier; good faith deposits in connection with tenders, leases of real estate or bids or contracts (other than contracts involving the borrowing of money); pledges or deposits to secure public or statutory obligations; deposits to secure (or in lieu of) surety, stay, appeal or customs bonds; and deposits to secure the payment of Taxes, assessments, customs duties or other similar charges;

(g)    any Lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege or license, or to enable the Company or a Restricted Subsidiary to maintain self-insurance or to participate in any arrangements established by law to cover any insurance risks or in connection with workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters;

(h)    the Liens of Taxes, assessments or other governmental charges or levies not at the time due, or the validity of which is being contested in good faith, if reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(i)    judgment Liens, so long as the finality of such judgment is being contested in good faith and execution thereon is stayed;

(j)    easements or similar encumbrances, the existence of which does not impair the use of the property subject thereto for the purposes for which it is held or was acquired;

(k)    the landlord’s interest under any lease of property;

(l)    leases granted to others in the ordinary course of business;

(m)    Sale and Lease-Back Transactions to the extent permitted by Section 5.09; and

(n)    contracts for the manufacture, construction, installation or supply of property, products or services providing for a Lien upon advance, progress or partial payments made pursuant to such contracts and upon any material or supplies acquired, manufactured, constructed, installed or supplied in connection with the performance of such contracts to secure such advance, progress or partial payments.

Notwithstanding the foregoing provisions of this Section 5.08, the Company and any one or more Restricted Subsidiaries may create, incur, assume or suffer to exist Secured Debt which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Secured Debt of the Company and its Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Secured Debt permitted under clauses (a) through (n) above) and the aggregate value of the Sale and Lease-Back Transactions (as defined in Section 5.09) in existence at such time (not including Sale and Lease-Back Transactions the proceeds of which have been or will be applied in accordance with clause (b) of Section 5.09), does not at the time exceed 15% of Consolidated Net Tangible Assets.

Section 5.09. Limitations on Sale and Lease-Back. The Company will not, and will not permit any Restricted Subsidiary to, sell or transfer (except to the Company or one or more Restricted Subsidiaries, or both) any Principal Property owned by it and which has been in full operation for more than 180 days prior to such sale or transfer with the intention (i) of taking back a lease on such property, except a lease for a temporary period (not exceeding 36 months), and (ii) that the use by the Company or such Restricted Subsidiary of such property will be discontinued on or before the expiration of the term of such lease (any such transaction being herein referred to as a “Sale and Lease-Back Transaction”), unless

(a)    the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 5.08 hereof, to incur Secured Debt equal in amount to the amount realized or to be realized upon such sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the Loans; or

(b)    the Company or a Restricted Subsidiary shall, within 180 days of the effective date of any such transaction, apply an amount equal to the value of the property so leased (i) to the retirement (other than any mandatory retirement) of Consolidated Funded Debt or Debt then outstanding of the Company or any Restricted Subsidiary that was Funded Debt at the time it was created (other than Consolidated Funded Debt or such other Debt owned by the Company or any Restricted Subsidiary), or (ii) to the purchase of Principal Property having a value at least equal to the value of such property; provided, however, that the amount to be so applied pursuant to the preceding clause (i) or (ii) shall be reduced by (A) the principal amount of any Loans repaid within 180 days of the effective date of any such transaction and (B) the principal amount of Consolidated Funded Debt or Debt that was Funded Debt at the time it was created (other than Loans) retired by the Company or a Restricted Subsidiary within 180 days of the effective date of any such transaction; or

(c)    the Sale and Lease-Back Transaction involved was an industrial revenue bond, pollution control bond or similar financing arrangement between the Company or any Restricted Subsidiary and any Federal, State or municipal government or other governmental body or agency.

The term “value” shall mean, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value of such property at the time of entering into such Sale and Lease-Back Transaction, as determined by the board of directors of the Company (or a duly authorized committee thereof), in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

Section 5.10. Limitations on Change in Subsidiary Status. The Company may designate any Subsidiary as an Unrestricted Subsidiary or as a Restricted Subsidiary, subject to the provisions set forth below:

(a)    the Company will not permit any Subsidiary to be designated as an Unrestricted Subsidiary unless at the time of such designation the Subsidiary so designated does not own, directly or indirectly, any capital stock of any Restricted Subsidiary or any Funded Debt or Secured Debt of the Company or any Restricted Subsidiary;

(b)    the Company will not permit any Restricted Subsidiary to be designated as, or otherwise to become, an Unrestricted Subsidiary unless immediately after such Restricted Subsidiary becomes an Unrestricted Subsidiary, no Default shall exist;

(c)    the Company will not permit any Unrestricted Subsidiary to be designated as a Restricted Subsidiary unless immediately after such Unrestricted Subsidiary becomes a Restricted Subsidiary, no Default shall exist; and

(d)    promptly after the designation of any Subsidiary as an Unrestricted Subsidiary or as a Restricted Subsidiary, there shall be filed with the Administrative Agent, a certificate of a duly authorized officer of the Company stating that the provisions of this Section have been complied with in connection with such designation.

ARTICLE 6

DEFAULTS

Section 6.01. Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a)    the Company shall fail to pay when due any principal of any Loan, or shall fail to pay within seven days of the due date thereof any interest on any Loan, any fees or any other amount payable hereunder;

(b)    the Company shall fail to observe or perform any covenant or agreement contained in Article 5 for 30 days after notice thereof has been given to the Company by the Administrative Agent at the request of any Bank;

(c)    any representation or warranty made by the Company (i) in Article 4 or (ii) pursuant to Section 3.03 on the date of any Borrowing shall prove to have been incorrect in any material respect when made (or deemed made);

(d)    the Company or any of its Subsidiaries shall fail to pay the principal of or interest on Material Debt when due, or within any applicable grace period, in accordance with the instrument or agreement under which the same was created;

(e)    any event or condition shall occur (including failure to pay principal or interest) which results in the acceleration of the maturity of Material Debt;

(f)     a Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Commission thereunder as in effect on the date hereof) other than the Company or any Plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company shall acquire ownership, directly or indirectly, beneficially or of record of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company;

(g)    the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company in an involuntary case under the Federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

(h)    an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which, individually or jointly with any other ERISA Event(s), has resulted or is reasonably expected to result in liability of the Company or any of its Consolidated Subsidiaries under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $75,000,000, or the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, which has resulted or is reasonably likely to result in a material adverse effect on the business or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole; or

(i)    the commencement by the Company of a voluntary case under the Federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% in aggregate principal amount of the Loans, by notice to the Company declare the Loans (together with accrued interest thereon), fees and all other amounts payable hereunder to be, and the Loans (together with accrued interest thereon), fees and all such other amounts shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that in the case of any of the Events of Default specified in clause (g) or (i) above, without any notice to the Company or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon), fees and all other amounts payable hereunder shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

Section 6.02. Notice of Default. The Administrative Agent shall give notice to the Company under Section 6.01(b) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

ARTICLE 7

THE ADMINISTRATIVE AGENT

Section 7.01. Appointment and Authorization. Each Bank irrevocably appoints the Administrative Agent to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such actions and powers as are reasonably incidental thereto. The provisions of this Article 7 are solely for the benefit of the Administrative Agent and the Banks, and the Company shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 7.02. Administrative Agent and Affiliates. Bank of America shall have the same rights and powers in its capacity as a Bank under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent and the term “Bank” or “Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity, and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Banks.

Section 7.03. Action by Administrative Agent. The obligations and duties of the Administrative Agent hereunder are only those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)     shall not be required to take any action with respect to any Default, except as expressly provided in Article 6;

(b)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(c)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Bank in violation of any Debtor Relief Law;

(d)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company or any of its Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Arrangers or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent herein; and

(e)    shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 7.04. Reliance by Administrative Agent; Consultation with Experts. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Bank, the Administrative Agent may presume that such condition is satisfactory to such Bank unless the Administrative Agent shall have received notice to the contrary from such Bank prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 7.05. Liability of Administrative Agent. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (or such other number or percentage of the Banks as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.05 and Article 6) or, when expressly required hereby, all the Banks or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Company or a Bank. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in or in connection with this Agreement or any borrowing hereunder or other Loan Document; (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants or agreements or other terms or conditions set forth herein or therein or the occurrence of any Default; (iv) the satisfaction of any condition specified in Article 3 or elsewhere herein, except receipt of items expressly required to be delivered to the Administrative Agent; or (v) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other instrument or writing furnished in connection herewith.

Section 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Company) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

Section 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

Section 7.08. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 7 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 7.09. Successor Administrative Agent.

(a)    The Administrative Agent may at any time give notice of its resignation to the Banks and the Company. Upon receipt of any such notice of resignation, the Required Banks shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Banks) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Banks appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Bank. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)    If the Person serving as Administrative Agent is a Defaulting Bank pursuant to clause (d) of the definition thereof, the Required Banks may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Banks) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Bank directly, until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided for above. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 8.04(f) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 7.09). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents as Administrative Agent, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Section 7.10. Administrative Agent’s Fee. The Company shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Administrative Agent.

Section 7.11. Other Agents. No Agent other than the Administrative Agent and Sustainability Coordinator shall have any duties or obligations of any kind under this Agreement in its capacity as an Agent. Anything herein to the contrary notwithstanding, none of the Joint Bookrunners, Arrangers, Documentation Agents or Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Bank hereunder.

Section 7.12. Certain ERISA Matters.

(a)    Each Bank (x) represents and warrants, as of the date such Person became a Bank hereunder, to, and (y) covenants, from the date such Person became a Bank hereunder to the date such Person ceases being a Bank hereunder, for the benefit of the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company, that at least one of the following is and will be true:

(i)    such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)    (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Bank.

(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank hereunder, to, and (y) covenants, from the date such Person became a Bank hereunder to the date such Person ceases being a Bank hereunder, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company, that the Administrative Agent is not a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 7.13. Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Bank, whether or not in respect of an Obligation due and owing by the Company at such time, where such payment is a Rescindable Amount, then in any such event, each Bank receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Bank in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Bank irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Bank promptly upon determining that any payment made to such Bank comprised, in whole or in part, a Rescindable Amount.

ARTICLE 8

CHANGE IN CIRCUMSTANCES

Section 8.01. Inability to Determine Rates.

(a)    If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Term SOFR Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 8.01(b), and the circumstances under clause (i) of Section 8.01(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with conversion to a Term SOFR Loan of an existing Base Rate Loan, or (ii) the Administrative Agent or the Required Banks determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Administrative Agent will promptly so notify the Company and each Bank.

Thereafter, (x) the obligation of the Banks to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Banks described in clause (ii) of this Section 8.01(a), until the Administrative Agent upon instruction of the Required Banks) revokes such notice.

Upon receipt of such notice, (i) the Company may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.

(b)    Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Banks notify the Administrative Agent (with, in the case of the Required Banks, a copy to the Company) that the Company or Required Banks (as applicable) have determined, that:

(i)     adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)     CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 8.01(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 8.01 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have provided a copy of such proposed amendment to all Banks and the Company unless, prior to such time, Banks comprising the Required Banks have delivered to the Administrative Agent written notice that such Required Banks object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Company and each Bank of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero percent, the Successor Rate will be deemed to be zero percent for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and,

notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall provide a copy of each such amendment implementing such Conforming Changes to the Company and the Banks reasonably promptly after such amendment becomes effective.

Section 8.02. Illegality. If any Bank determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Bank to the Company (through the Administrative Agent), (a) any obligation of such Bank to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Bank making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Bank shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Bank notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Company shall, upon demand from such Bank (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Bank to Base Rate Loans (the interest rate on which Base Rate Loans of such Bank shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Bank may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Bank may not lawfully continue to maintain such Term SOFR Loan and (ii) if such notice asserts the illegality of such Bank determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Bank without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Bank that it is no longer illegal for such Bank to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 8.03.

Section 8.03. Increased Cost and Reduced Return. (a) If a Change in Law shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) any other condition affecting its Term SOFR Loans or its obligation to make Term SOFR Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Term SOFR Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b)    If any Bank shall have determined that a Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank’s obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such Change in Law, by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

(c)    If after the date of this Agreement, a Change in Law shall subject any Bank to any Taxes (other than Taxes imposed on or with respect to any payment made by or on account of the Company hereunder or under any Loan, Other Taxes and Taxes described in clauses (i) through (v) of the definition of Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations hereunder, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Bank of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise), then the Company will pay to such Bank such additional amount or amounts as will compensate such Bank for such additional costs incurred or reduction suffered.

(d)    Each Bank will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive and binding upon all parties hereto in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing subsections of this Section 8.03, the Company shall only be obligated to compensate any Bank for any amount (x) if such Bank is generally seeking similar compensation from its other similarly situated borrowers and (y) arising or accruing during (i) any time or period commencing not more than 90 days prior to the date on which such Bank notifies the Administrative Agent and the Company that it proposes to demand such compensation and identifies to the Administrative Agent and the Company the statute, regulation or other basis upon which the claimed compensation is or will be based and (ii) any time or period during which, because of the retroactive application of such statute, regulation or other such basis, such Bank did not know that such amount would arise or accrue.

Section 8.04. Taxes. (a) Any and all payments by the Company to or for the account of any Bank or the Administrative Agent hereunder shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (collectively, “Taxes”), except as required by applicable law. If the Company or the Administrative Agent (the “Withholding Agent”) shall be required by applicable law to deduct any

Indemnified Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, (w) the sum payable by the Company shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been required, (x) such Withholding Agent shall make such deductions, (y) such Withholding Agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (z) if the Withholding Agent is the Company, the Company shall furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof or other evidence satisfactory to the Administrative Agent.

(b)    In addition, except to the extent attributable to a transfer under Section 9.06, the Company agrees to pay any present or future stamp or documentary Taxes and any other excise or property Taxes, or charges or similar levies which arise from any payment made hereunder or from the execution or delivery of, or otherwise with respect to, this Agreement (hereinafter referred to as “Other Taxes”).

(c)    The Company agrees to indemnify each Bank and the Administrative Agent for the full amount of Indemnified Taxes or Other Taxes (including, without limitation, any Indemnified Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank or the Administrative Agent (as the case may be) makes written demand therefor.

(d)    As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this Section, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)    Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement or any Loan shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Bank is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 8.04(f), (g), (h) and (i) below) shall not be required if in the Bank’s judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.

(f)    Without limiting the foregoing, at the times indicated herein, each Bank organized under the laws of a jurisdiction outside the United States shall provide the Company and the Administrative Agent with duly and accurately executed copies of Internal Revenue Service form W-8BEN-E, W-8IMY (accompanied by a form W-8ECI, W-8BEN-E, W-9 and other certification documents from each beneficial owner, as applicable) or W-8ECI (in each case accompanied by any statements which may be required under applicable Treasury regulations), as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to receive payments under this Agreement (i) without deduction or withholding of any United States federal income Taxes or (ii) subject to a reduced rate of United States federal withholding Tax, unless, in each case of clause (i) and (ii) of this Section 8.04(f), an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or which would prevent the Bank from duly completing and delivering any such form with respect to it and the Bank advises the Company and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of such Taxes. Such forms shall be provided (x) on or prior to the date of the Bank’s execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof, and on or prior to the date on which it becomes a Bank in the case of each other Bank, and (y) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by the Bank. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding Tax rate in excess of zero or if at such time such Bank is otherwise subject to a United States interest withholding Tax rate in excess of zero, United States withholding Tax at such rate shall be considered “Excluded Taxes” with respect to such Bank, except to the extent the assignor of such Bank was entitled, at the time of such assignment, to receive additional amounts from the Company with respect to such withholding Taxes pursuant to Section 8.04. In addition, if for reasons other than a change of treaty, law or regulation any Bank becomes subject to an increased rate of United States interest withholding Tax while it is a party to this Agreement, United States withholding Tax to the extent of such increase in rate shall be considered “Excluded Taxes” with respect to such Bank.

(g)    Any Bank that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Company and the Administrative Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent), duly and accurately executed copies of Internal Revenue Service form W-9 certifying, to the extent such Bank is legally entitled to do so, that such Bank is not subject to U.S. Federal backup withholding Tax. For the avoidance of doubt, such Tax is an “Excluded Tax”.

(h)    If a payment made to a Bank under this Agreement or any Loan would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Bank shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 8.04(h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement, whether or not included in the definition of FATCA.

(i)    Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(j)    For any period with respect to which a Bank organized under the laws of a jurisdiction outside the United States has failed to provide the Company and the Administrative Agent with the appropriate form in accordance with Section 8.04(f) (unless such failure is excused by the terms of Section 8.04(f)), such Bank shall not be entitled to indemnification under Section 8.04(a) or (c) with respect to Taxes imposed by the United States (such non-indemnified Taxes being “Excluded Taxes”); provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding Tax, become subject to such Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

(k)    Each Bank shall severally indemnify the Administrative Agent for any Taxes and Excluded Taxes (but only to the extent that the Company has not already indemnified the Administrative Agent for such Taxes and Excluded Taxes and without limiting the obligation of the Company to do so), in each case attributable to such Bank that are paid or payable by the Administrative Agent in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date the Administrative Agent makes demand therefor. A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under this Agreement or otherwise payable by the Administrative Agent to the Bank from any other source against any amount due to the Administrative Agent under this paragraph (k).

(l)    Each party’s obligations under this Section 8.04 shall survive any assignment of rights by, or the replacement of, a Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations under this Agreement subject to Section 8.03(d).

(m)    If the Company is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Lending Office if, in the sole judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

(n)     If the Administrative Agent or a Bank determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section, it shall pay over such refund to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses with respect to such refund of the Administrative Agent or such Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Company, upon the request of the Administrative Agent or such Bank, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Bank in the event the Administrative Agent or such Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (n), in no event will the Administrative Agent or a Bank be required to pay any amount to the Company pursuant to this paragraph (n) the payment of which would place the Administrative Agent or such Bank in a less favorable net after-Tax position than the Administrative Agent or such Bank would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require the Administrative Agent or any Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Company or any other Person.

(o)    For purposes of this Section 8.04, the term “applicable law” includes FATCA.

Section 8.05. Base Rate Loans Substituted for Affected Term SOFR Loans. If (i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to, Term SOFR Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Term SOFR Loans and the Company shall, by at least five Business Days’ prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, all Loans which would otherwise be made by such Bank as (or continued as or converted to) Term SOFR Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Term SOFR Loans of the other Banks). If such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Term SOFR Loan on the first day of the next succeeding Interest Period applicable to the related Term SOFR Loans of the other Banks.

Section 8.06. Replacement of Banks. If any Bank requests compensation under Section 8.03, or if the Company is required to pay any Indemnified Taxes or additional amounts to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 8.04 and, in each case, such Bank has declined or is unable to designate a different Lending Office in accordance with Section 8.03(d) or Section 8.04(m), or if any Bank is a Non-Consenting Bank, then the Company may, at its sole expense and effort, upon notice to such Bank and the Administrative Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 8.03 or Section 8.04) and obligations under this Agreement and the related Loan Documents to an Assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that:

(i)    the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.06(c);

(ii)    such Bank shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(iii)    in the case of any such assignment resulting from a claim for compensation under Section 8.03 or payments required to be made pursuant to Section 8.04, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)    such assignment does not conflict with applicable law; and

(v)    in the case of any assignment resulting from a Bank becoming a Non-Consenting Bank, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Bank shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 8.06 may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and (b) the Bank required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Bank, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section to the contrary, the Bank that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 7.09

ARTICLE 9

MISCELLANEOUS

Section 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by e-mail as provided in paragraph (b) below, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Company, at its address, facsimile number set forth on the signature pages hereof, and in the case of the Administrative Agent for payments and requests for borrowings to Bank of America, N.A., as Administrative Agent, Wholesale Credit Operations, Mail Code: TX2-984-03-23, 2380 Performance Drive, Richardson, TX 75082, Attention: Gita Pandey, Telephone: 214-209-2984, Telecopier: 214-290-8350, Electronic Mail: gita.pandey@bofa.com and for other notices as Administrative Agent to Bank of America, N.A., Agency Management, Mail Code: CA5-705-06-35, 555 California Street, 6th Floor, San Francisco, CA 94104, Attention: Linda Mackey, Telephone: 415-436-3102, Telecopier: 415-503-5009, Electronic Mail: linda.z.mackey@bofa.com (the “Administrative Agent’s Office”), (y) in the case of any Bank, at its address, facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

(b)    Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Bank pursuant to Section 2.03 if such Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Section 9.02. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.03. Expenses; Indemnification. (a) The Company shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

(b)    The Company agrees to indemnify each Agent and Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities (including liabilities relating to or arising under Environmental Laws), losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee’s own gross negligence or willful misconduct or a breach of an express obligation under this Agreement as determined by a final, non-appealable judgment of a court of competent jurisdiction or result from a claim not involving an act or omission of the Company or any of its subsidiaries and that is brought by an Indemnitee against another Indemnitee (other than against an Arranger or the Administrative Agent in their capacities as such).

(c)    Each party hereto waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding relating to this Agreement any special, exemplary, punitive, indirect or consequential damages; provided that nothing contained in this sentence shall relieve the Company of any indemnity obligation it may have under subsection (b) above with respect to special, exemplary, punitive, indirect or consequential damages which are required to be paid by any Indemnitee to any Person that is not (i) a party to this Agreement, (ii) a Participant or (iii) an Affiliate of any party to this Agreement or a Participant.

Section 9.04. Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to any Loan held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due with respect to any Loan held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company other than its indebtedness hereunder. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, if acquired pursuant to the foregoing arrangements or if the Company has otherwise received notice of the granting of such participation, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Company in the amount of such participation.

Section 9.05. Amendments and Waivers. Subject to Section 2.19, Section 8.01(c) and the last paragraph of this Section 9.05, any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent), and acknowledged by the Administrative Agent; provided that (a) no such amendment or waiver shall, unless signed by each Bank adversely affected thereby, (i) increase the Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan, or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment or (iv) alter the pro rata sharing provisions under Sections 2.11 and 2.12, 8.02 or 9.04, (b) no such amendment or waiver shall, unless signed by all of the Banks (other than a Defaulting Bank) change this Section 9.05, or the definition of “Required Banks” or the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section 9.05 or any other provision of this Agreement, (c) no such amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (d) no such amendment, waiver or consent shall, unless in writing and signed by the Arrangers in addition to the Banks required above, affect the rights or duties of the Arrangers under Section 9.11 or Section 9.14.

Notwithstanding any provision herein to the contrary, if the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement so long as, in each case, the Banks shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Banks, a written notice from the Required Banks stating that the Required Banks object to such amendment.

Section 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Administrative Agent and each Bank and no Bank may assign or otherwise transfer any of its rights or obligations hereunder except as provided herein (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (b) of this Section 9.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Subject to subsection (h) below, any Bank may at any time grant to one or more banks or other institutions (each a “Participant”) participating interests in its Commitment, including all or a portion of its Loans at the time owing to it. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Company and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clauses (i), (ii), (iii) or (iv) of Section 9.05 without the consent of the Participant. The Company agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest; provided the Participant complies with the obligations of Sections 8.04(e), (f), (g), (h) and (i) as if it were a Bank (it being understood that the documentation required shall be delivered to the selling Bank and, if required by law for reduced withholding, copies shall be delivered to the Company and the Administrative Agent). Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or, if different, under Sections 871(h) or 881(c) of the Internal Revenue Code. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c)    Subject to subsection (h) below, any Bank may at any time assign to one or more banks or other institutions (each an “Assignee”) all, or a proportionate part (equivalent to an initial Commitment of not less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that in the case of an assignment to a Bank, an Affiliate of a Bank or an Approved Fund, no minimum amount need be assigned) of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to (x) an Assignment and Assumption Agreement in substantially the form of Exhibit A (each an “Assignment and Assumption Agreement”) hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent (so long as no Event of Default exists) of the Company (which may not be unreasonably withheld, delayed or conditioned) and, for assignments to a Person that is not a Bank, an Affiliate of such Bank or an Approved Fund with respect to such Bank, the Administrative Agent (which may not be unreasonably withheld, delayed or conditioned) or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption Agreement by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption Agreement are participants; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by notice to the Administrative Agent within five Business Days after having received notice thereof; and provided, further that, if an Assignee is an Approved Fund, an Affiliate of a Bank or is a Bank, no such consent of the Company shall be required. Upon execution and delivery of such Assignment and Assumption Agreement and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such Assignment and Assumption Agreement, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent (but shall continue to be entitled to the benefits of Sections 2.13, 8.03, 8.04, and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank) and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the Administrative Agent shall record in the Register the information relating to such assignment. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion). Upon request, the Company (at its expense) shall execute and deliver a promissory note to the Assignee. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income Taxes in accordance with Section 8.04.    An assignment or other transfer which is not permitted by subsection (c) shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with subsection (b).

(d)    Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its Loans to a Federal Reserve Bank or any other central bank having jurisdiction over such Bank to secure obligations of such Bank, and this Section shall not apply to any such pledge or assignment of a security interest. No such pledge or assignment shall release the transferor Bank from its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

(e)    No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company’s prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

(f)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Company (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption Agreement delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amount (and stated interest) of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

(g)    The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)    For the avoidance of doubt, no Assignee or Participant shall be (i) a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person or (ii) the Company or an Affiliate or Subsidiary of the Company and no Assignee shall be a Defaulting Bank or any of its Subsidiaries, or any Person who, upon becoming a Bank, would constitute a Defaulting Bank or a Subsidiary thereof.

(i)    Notwithstanding anything to the contrary contained in this Agreement, any Bank may exchange, continue or rollover part or all of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent and such Bank.

(j)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Bank hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Bank, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Bank to the Administrative Agent or any Bank hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its percentage of the Commitments. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Bank hereunder shall become effective under applicable law without compliance with the provisions of this clause (j), then the assignee of such interest shall be deemed to be a Defaulting Bank for all purposes of this Agreement until such compliance occurs.

Section 9.07. Designated Banks. (a) Subject to the provisions of this subsection (a), any Bank may at any time designate an Eligible Designee to provide all or a portion of the Loans to be made by such Bank pursuant to this Agreement; provided that such designation shall not be effective unless the Company and the Administrative Agent consent thereto (which consents shall not be unreasonably withheld, delayed or conditioned). When a Bank and its Eligible Designee shall have signed an agreement substantially in the form of Exhibit B hereto (a “Designation Agreement”) and the Company and the Administrative Agent shall have signed their respective consents thereto, such Eligible Designee shall become a Designated Bank for purposes of this Agreement. The Designating Bank shall thereafter have the right to permit such Designated Bank to provide all or a portion of the Loans to be made by such Designating Bank pursuant to Section 2.01, and the making of such Loans or portion thereof shall satisfy the obligation of the Designating Bank to the same extent, and as if, such Loans or portion thereof were made by the Designating Bank. As to any Loans or portion thereof made by it, each Designated Bank shall have all the rights that a Bank making such Loans or portion thereof would have had under this Agreement and otherwise; provided that (x) its voting rights under this Agreement shall be exercised solely by its Designating Bank and (y) its Designating Bank shall remain solely responsible to the other parties hereto for the performance of such Designated Bank’s obligations under this Agreement, including its obligations in respect of the Loans or portion thereof made by it. If a promissory note has been issued to the Designating Bank pursuant to Section 2.04(d), no additional promissory note shall be required to evidence the Loans or portion thereof made by a Designated Bank; and the Designating Bank shall be deemed to hold such promissory note as agent for its Designated Bank to the extent of the Loans or portion thereof funded by such Designated Bank. Each Designating Bank shall act as administrative agent for its Designated Bank and give and receive notices and other communications on its behalf. Any payments for the account of any Designated Bank shall be paid to its Designating Bank as administrative agent for such Designated Bank and neither the Company nor the Administrative Agent shall be responsible for any Designating Bank’s application of such payments. In addition, any Designated Bank may, with notice to (but without the prior written consent of) the Company and the Administrative Agent, (i) assign all or portions of its interest in any Loans to its Designating Bank or to any financial institutions consented to by the Company and the Administrative Agent that provide liquidity and/or credit facilities to or for the account of such Designated Bank to support the funding of Loans or portions thereof made by it and (ii) disclose on a confidential basis pursuant to a confidentiality agreement satisfactory in form and substance to the Company any non-public information relating to its Loans or portions thereof to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Designated Bank.

(b)    Each party to this Agreement agrees that it will not institute against, or join any other person in instituting against, any Designated Bank any bankruptcy, insolvency, reorganization or other similar proceeding under any federal or state bankruptcy or similar law, for one year and a day after all outstanding senior indebtedness of such Designated Bank is paid in full. The Designating Bank for each Designated Bank agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Bank. This subsection (b) shall survive the termination of this Agreement.

Section 9.08. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

Section 9.09. Governing Law; Submission To Jurisdiction. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document and the transactions contemplated hereby and thereby shall be governed by and construed in accordance with the laws of the State of New York. The Company irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Bank or their respective Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such the Administrative Agent, each Bank and their respective Affiliates in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and the United States District Court of the Southern District of New York, and any appellate court from any thereof. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Company or its properties in the courts of any jurisdiction. The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 9.10. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (“pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 9.11. Waiver of Jury Trial. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.15.

Section 9.12. Confidentiality. (a) Each of the Administrative Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any eligible assignee invited to be a Bank pursuant to Section 2.17 or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations under this Agreement, (vii) with the consent of the Company, (viii) on a confidential basis to (A) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (B) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section, (B) becomes available to the Administrative Agent or any Bank on a nonconfidential basis from a source other than the Company or (C) is independently discovered or developed by a party hereto without utilizing any Information received from the Company or violating the terms of this Section; provided that, unless prohibited by applicable law or court order, each Bank shall notify the Company and the Administrative Agent of any request by any regulatory authority or representative thereof (other than any such request in connection with an audit or examination of such Bank by such regulatory authority) or request pursuant to subpoena or other legal process for disclosure of any such non-public information prior to disclosure of such information so that the Company may seek an appropriate protective order. For the purposes of this Section, “Information” means all information received from the Company relating to the Company or any of its Subsidiaries or their respective businesses or Affiliates, other than any such information that is available to the Administrative Agent or any Bank on a nonconfidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Banks may disclose the existence of this Agreement and information about this Agreement to service providers to the Administrative Agent or any Bank in connection with the administration of this Agreement and the Loans on a confidential basis.

(b)    Each Bank acknowledges that Information furnished to it pursuant to this Agreement (including requests for waivers and amendments) may include material non–public information concerning the Company or its Subsidiaries or Affiliates, and confirms that it has developed compliance procedures regarding the use of material non–public information and that it will handle such material non–public information in accordance with those procedures and applicable law, including federal and state securities laws.

Section 9.13. USA Patriot Act. Each Bank hereby notifies the Company that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Bank to identify the Company in accordance with the Act.

Section 9.14. No Fiduciary Duty. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Company acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, and the Banks are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Banks, on the other hand, (B) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Company is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Arranger and each Bank is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, any Arranger nor any Bank has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Banks and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and neither the Administrative Agent, any Arranger, nor any Bank has any obligation to disclose any of such interests to the Company or its Affiliates. To the fullest extent permitted by law, the Company hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger or any Bank with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.15. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Bank that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Bank that is an Affected Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.16. Payments Set Aside. To the extent that any payment by or on behalf of the Company is made to the Administrative Agent or any Bank, or the Administrative Agent or any Bank exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Banks under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 9.17. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Bank shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Bank exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 9.18. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Bank, regardless of any investigation made by the Administrative Agent or any Bank or on their behalf and notwithstanding that the Administrative Agent or any Bank may have had notice or knowledge of any Default at the time of any extension of credit.

Section 9.19. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.19, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Banks shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 9.20. Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. The Company and each of the Administrative Agent and the Banks agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Banks may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Banks shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Company and/or any Bank without further verification and (b) upon the request of the Administrative Agent or any Bank, any Electronic Signature shall be promptly followed by such manually executed counterpart.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

The Company and each Bank hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or any other Loan Document based solely on the lack of paper original copies of this Agreement and/or such other Loan Document, and (ii) waives any claim against the Administrative Agent and each Bank for any liabilities arising solely from the Administrative Agent’s and/or any Banks reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Company to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

ROCKWELL AUTOMATION, INC.

By:	/s/ Isaac Woods
	Name:	Isaac Woods
	Title:	Vice President and Treasurer

Address:	1201 South Second Street Milwaukee, Wisconsin 53204
Attention:	Rebecca W. House Senior Vice President, Chief People and Legal Office and Secretary
Tel: (414) 382-8357 E-mail: RWHouse@ra.rockwell.com Internet: www.rockwellautomation.com

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Linda Mackey
	Name:	Linda Mackey
	Title:	Vice President

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as a Bank

By:	/s/ Michael Contreras
	Name:	Michael Contreras
	Title:	Director

[Signature Page to Credit Agreement]

GOLDMAN SACHS BANK USA, as a Bank

By:	/s/ Jonathan Dworkin
	Name:	Jonathan Dworkin
	Title:	Authorized Signatory

[Signature Page to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Greg Strauss
	Name:	Greg Strauss
	Title:	Managing Director

[Signature Page to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Debra Hoffenkamp
	Name:	Debra Hoffenkamp
	Title:	Assistance Vice President

[Signature Page to Credit Agreement]

ING BANK N.V., DUBLIN BRANCH, as a Bank

By:	/s/ Padraig Matthews
	Name:	Padraig Matthews
	Title:	Director

By:	/s/ Rosemary Healy
	Name:	Rosemary Healy
	Title:	Vice President

[Signature Page to Credit Agreement]

THE BANK OF NEW YORK MELLON, as a Bank

By:	/s/ Tak Cheng
	Name:	Tak Cheng
	Title:	Vice President

[Signature Page to Credit Agreement]

BANK OF CHINA, CHICAGO BRANCH, as a Bank

By:	/s/ Yang Xu
	Name:	Xu, Yang
	Title:	Senior Vice President

[Signature Page to Credit Agreement]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Bank

By:	/s/ Maria Macchiaroli
	Name:	Maria Macchiaroli
	Title:	Authorized Signatory

[Signature Page to Credit Agreement]

COMERICA BANK, as a Bank

By:	/s/ John Lascody
	Name:	John Lascody
	Title:	Vice President

[Signature Page to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Bank

By:	/s/ Jason Hall
	Name:	Jason Hall
	Title:	Assistant Vice President

[Signature Page to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Bank

By:	/s/ Ming K Chu
	Name:	Ming K Chu
	Title:	Director

By:	/s/ Douglas Darman
	Name:	Douglas Darman
	Title:	Director

[Signature Page to Credit Agreement]

CITIBANK, N.A, as a Bank

By:	/s/ James Oleskewicz
	Name:	James Oleskewicz
	Title:	Vice President

[Signature Page to Credit Agreement]

BMO HARRIS BANK N.A, as a Bank

By:	/s/ Melissa M. Will
	Name:	Melissa M. Will
	Title:	Vice President

[Signature Page to Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Kyle Patterson
	Name:	Kyle Patterson
	Title:	Senior Vice President

[Signature Page to Credit Agreement]

MORGAN STANLEY BANK, N.A., as a Bank

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

[Signature Page to Credit Agreement]

PRICING SCHEDULE

The “Term SOFR Margin”, “Base Rate Margin” and “Facility Fee Rate” for any day are the respective percentages per annum set forth in the table below based upon the Status associated with the applicable Debt Rating that exists on such day:

Status	Debt Rating S&P/Moody’s	Applicable Term SOFR Margin	Applicable Base Rate Margin	Applicable Facility Fee Rate
Level I Status	AA-/Aa3 or better	0.575%	0.000%	0.050%
Level II Status	A+/A1	0.690%	0.000%	0.060%
Level III Status	A/A2	0.805%	0.000%	0.070%
Level IV Status	A-/A3	0.920%	0.000%	0.080%
Level V Status	BBB+/Baal or worse	1.025%	0.025%	0.100%

For purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Debt Rating” means as of any date of determination, the rating as determined by either S&P or Moody’s of the senior unsecured long-term debt securities of the Company without third-party credit enhancement, whether or not any such debt securities are actually outstanding, and any rating assigned to any other debt security of the Company shall be disregarded, provided that the rating in effect at any date is that in effect at the close of business on such date, provided further that in the event of split ratings from Moody’s and S&P, (i) if the ratings are one full rating category apart, Status shall be determined by the higher of the two ratings and (ii) if the ratings are more than one full rating category apart, Status shall be determined based on the rating at the midpoint between the two ratings, provided further that if there is no rating at the midpoint between the two ratings, then the lowest of the intermediate ratings shall apply (e.g., AA-/A1 results in Level I Status, AA-/A2 results in Level II Status, and AA-/A3 results in Level III Status.) If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the rating shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Level I Status” exists at any date if, at such date, the Company’s Debt Rating is AA- or higher by S&P or Aa3 or higher by Moody’s.

[Signature Page to Credit Agreement]

“Level II Status” exists at any date if, at such date, (i) the Company’s Debt Rating is A+ or higher by S&P or A1 or higher by Moody’s and (ii) Level I Status does not exist.

“Level III Status” exists at any date if, at such date, (i) the Company’s Debt Rating is A or higher by S&P or A2 or higher by Moody’s and (ii) none of Level I Status or Level II Status exists.

“Level IV Status” exists at any date if, at such date, (i) the Company’s Debt Rating is A- or higher by S&P or A3 or higher by Moody’s and (ii) none of Level I Status, Level II Status or Level III Status exists.

“Level V Status” exists at any date if, at such date, no other Status exists.

“Moody’s” means Moody’s Investors Service, Inc. (or any successor thereto).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. (or any successor thereto).

“Status” refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

COMMITMENT SCHEDULE

Bank	Commitment
Bank of America, N.A.	$155,000,000.00
Goldman Sachs Bank USA	$155,000,000.00
Wells Fargo Bank, National Association	$155,000,000.00
BMO Harris Bank N.A.	$90,000,000.00
Citibank, N.A.	$90,000,000.00
Deutsche Bank AG New York Branch	$90,000,000.00
HSBC Bank USA, National Association	$90,000,000.00
Morgan Stanley Bank, N.A.	$90,000,000.00
PNC Bank, National Association	$90,000,000.00
The Bank of New York Mellon	$90,000,000.00
The Toronto-Dominion Bank, New York Branch	$90,000,000.00
U.S. Bank National Association	$90,000,000.00
Bank of China, Chicago Branch	$75,000,000.00
Comerica Bank	$75,000,000.00
ING Bank N.V., Dublin Branch	$75,000,000.00

Total:	$1,500,000,000.00